UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):
June 1, 2007

United Community Banks, Inc.
(Exact name of registrant as specified in its charter)

Georgia	No. 0-21656	No. 58-180-7304
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

63 Highway 515, P.O. Box 398
Blairsville, Georgia 30512
(Address of principal executive offices)

Registrant's telephone number, including area code:
(706) 781-2265

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

❑	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

❑	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

❑	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

❑	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On June 1, 2007, pursuant to the Agreement and Plan of Reorganization (the “Acquisition Agreement”) dated as of February 5, 2007, between United Community Banks, Inc., (“United”) and Gwinnett Commercial Group, Inc., a Georgia corporation (“GCG”), GCG merged with and into United (the “Merger”).

Pursuant to the Merger, each share of common stock of GCG was converted into the right to receive either 2.2545 shares of United, or $72.8865 in cash, without interest.  The issuance of United’s common stock pursuant to the Merger was registered under the Securities Act of 1933, as amended, pursuant to United’s registration statement on Form S-4 (File No. 333-141203), filed with the Securities and Exchange Commission and declared effective on May 3, 2007.  The definitive proxy statement/prospectus of GCG and United, dated May 3, 2007, that forms a part of the registration statement contains additional information about the Merger and the other transactions contemplated by the Merger Agreement, including, but not limited to, the nature of United’s and GCG’s business, the principles used in determining the Merger consideration and the nature of any interests of United’s and GCG’s directors and officers.  The foregoing description of the Acquisition Agreement (including the description of the consideration paid in connection with the Merger) is qualified in its entirety by reference to the Acquisition Agreement, a copy of which was filed as Exhibit 2.1 to the registration statement on Form S-4 described above and is incorporated herein by reference.

Based on the closing price of United’s common stock on the Nasdaq Global Select Market on June 1, 2007 of $30.80 per share, the total Merger consideration was $207,794,943 million.

On June 1, 2007, United issued a press release announcing the completion of the Merger and the other transactions contemplated by the Merger Agreement.  A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits:

	99.1	Press Release, dated June 1, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

/s/ Rex S. Schuette
Rex S. Schuette
Executive Vice President and
June 5, 2007	Chief Financial Officer